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                                                                    EXHIBIT 10.4

                                AMENDMENT NO. 2
                        LYONDELL PETROCHEMICAL COMPANY
                               VALUE SHARE PLAN



LYONDELL PETROCHEMICAL COMPANY hereby amends the Value Share Plan of

Lyondell Petrochemical Company, effective September 1, 1995, as follows:


Section II.9, PAYOUT OF AWARDS, paragraph four, is amended to read as follows:

     The number of shares of Restricted Stock to be granted to each Participant will be calculated by dividing the Participant's award in (b) above by the Company's average daily closing stock price during the last month of the Performance Cycle. The Restricted Stock will vest in three equal installments on December 15 in each of the three years following the end of the Performance Cycle. Restricted Stock will vest immediately upon a Change in Control or upon the Participant's death, Retirement or permanent Disability. Shares of Restricted Stock will earn dividends, as paid, and have voting rights over the restricted period.


IN WITNESS WHEREOF, LYONDELL PETROCHEMICAL COMPANY, acting by and through its duly authorized officer, has caused this Instrument to be executed on August 28, 1995.





ATTEST:                               LYONDELL PETROCHEMICAL COMPANY

By:  GERALD A. O'BRIEN                By:   RICHARD W. PARK
     Assistant Secretary                    Richard W. Park
                                            Vice President, Human Resources